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                         GENERAL INSTRUMENT CORPORATION
                 Exhibit 11 - Computation of Earnings Per Share
                     (In Thousands Except Per Share Amounts)
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                                                                                                            Three Months Ended
                                                                                                                 March  31,
                                                                                                     -------------------------------
                                                                                                         1996                   1995
                                                                                                     --------               --------
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PRIMARY:
     Net Income ......................................................................               $ 31,164               $ 57,056
                                                                                                     ========               ========

Weighted average common shares outstanding ...........................................                125,816                122,304
     Incremental shares under stock option plans .....................................                    589                    978
                                                                                                     --------               --------
     Weighted average common and common equivalent
          shares outstanding .........................................................                126,405                123,282
                                                                                                     ========               ========

Primary earnings per share:
     Net income ......................................................................               $   0.25               $   0.46
                                                                                                     ========               ========


FULLY DILUTED:
     Net income ......................................................................               $ 31,164               $ 57,056

     Interest and amortization of debt issuance costs
          related to the Convertible Junior Subordinated
          Notes, net of income tax effects ...........................................                  4,076                  4,119
                                                                                                     --------               --------

     Adjusted net income .............................................................               $ 35,240               $ 61,175
                                                                                                     ========               ========

Weighted average common shares outstanding ...........................................                125,816                122,304
     Incremental shares under stock option plans .....................................                    846                  1,236
     Incremental shares attributable to Convertible
          Junior Subordinated Notes ..................................................                 20,816                 21,053
                                                                                                     --------               --------
     Adjusted weighted average shares outstanding ....................................                147,478                144,593
                                                                                                     ========               ========

Fully diluted earnings per share:
     Net income ......................................................................               $   0.24               $   0.42
                                                                                                     ========               ========


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Note: The  computations  of primary and fully diluted  earnings per share assume incremental shares under stock option plans using the treasury method.